Exhibit 99.1

Al Villalon, Investor Relations 952.417.3733 Al.Villalon@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION REINVESTS $360M OF SECURITIES TO IMPROVE PROFITABILITY PROFILE

MINNEAPOLIS (December 29, 2025) – On December 23, 2025, Alerus Financial Corporation (Nasdaq: ALRS), or the Company, sold $360 million of available-for-sale (“AFS”) securities which represented over 68% of total AFS securities. The securities sold had a weighted average yield of 1.7% and a weighted average duration of 5.1 years. The sale resulted in a one-time pre-tax net loss of $68.5 million.

The Company reinvested the cash proceeds from the securities sale into new investment securities with a weighted average yield of 4.7% and a weighted average duration of just over 3 years. The Company now expects the 2026 net interest margin to be 3.50% to 3.60% versus the previous guidance of 3.35% to 3.45% provided in the Company's 3rd quarter earnings presentation. Risk based capital measures are expected to be above regulatory limits and internal targets at the end of 2025. The securities portfolio restructuring has no impact on tangible capital and positions the Company for higher earnings and improved financial returns in 2026 and beyond.

President and Chief Executive Officer Katie Lorenson commented, “Our focus in 2025 was to lower risk and improve returns without compromising our long-term strategy. In the back half of the year, we executed a purposeful deleveraging plan – actively managing loan paydowns and pruning marginal credits – to strengthen our balance sheet and improve our flexibility. As capital accreted and interest rate dynamics improved, we took disciplined action with our available-for-sale portfolio to better align assets with our organic growth expectations. We evaluated but did not pursue a full balance sheet restructuring as that would have required a dilutive common equity issuance. The deliberate steps we took positions Alerus for stronger performance and tangible book value growth in 2026 and demonstrates our commitment to creating long-term sustainable value for our clients, communities, and shareholders.”

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 27 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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